Exhibit 24.2

CERTIFICATE

I, Shirley A. Baum, Associate Secretary of Pinnacle West Capital Corporation, an Arizona corporation (the “Company”), hereby certify that the following is a true and correct copy of an excerpt from the minutes of a meeting of the Board of Directors of the Company duly called and held on April 18, 2018, at which meeting a quorum was present and acting throughout, such resolutions were duly adopted and such resolutions have not been amended or rescinded, but remain in full force and effect on the date hereof:

RESOLVED, that each of the proper officers of the Company, acting on its behalf, is hereby authorized to prepare, execute and file with the U.S. Securities and Exchange Commission an appropriate registration statement or registration statements with respect to the public offering of an indeterminate amount of the Company’s securities, including common stock, preferred stock, and debt securities, in any combination, which such registration statement may also include an indeterminate amount of Arizona Public Service Company debt securities, and including such amendments, including post-effective amendments, supplements, exhibits and other documents, under the Securities Act of 1933, as amended, as he or she may consider appropriate or advisable from time to time; and further

RESOLVED, that the signature of each of the proper officers or each of the directors of the Company to any such registration statement, amendment, supplement, exhibit, or other document may be effected pursuant to a power of attorney or other similar delegation of authority; and further…

IN WITNESS WHEREOF, I have executed this Certificate as of the 20th day of April, 2018.

/s/ Shirley A. Baum
Shirley A. Baum
Associate Secretary